EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended September 30, 2026 and 2025, June 30, 2026 and 2025
and the Nine-Months Ended September 30, 2026 and 2025

	Unaudited
	Commercial	Defense, Space
(In millions)	Aerospace	& Other	Total

Third Quarter 2026
Composite Materials	$275.1	$115.2	$390.3
Engineered Products	55.2	50.9	106.1
Total	$330.3	$166.1	$496.4
	67%	33%	100%
Second Quarter 2026
Composite Materials	$289.2	$132.3	$421.5
Engineered Products	57.4	50.4	107.8
Total	$346.6	$182.7	$529.3
	65%	35%	100%

Third Quarter 2025
Composite Materials	$249.9	$143.3	$393.2
Engineered Products	43.2	53.5	96.7
Total	$293.1	$196.8	$489.9
	60%	40%	100%

Second Quarter 2025
Composite Materials	$249.9	$143.3	$393.2
Engineered Products	43.2	53.5	96.7
Total	$293.1	$196.8	$489.9
	60%	40%	100%

Year to date September 30, 2026
Composite Materials	$845.5	$365.1	$1,210.6
Engineered Products	164.1	152.5	316.6
Total	$1,009.6	$517.6	$1,527.2
	66%	34%	100%

Year to date September 30, 2025
Composite Materials	$722.3	$399.4	$1,121.7
Engineered Products	125.1	155.8	280.9
Total	$847.4	$555.2	$1,402.6
	60%	40%	100%